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                                  EXHIBIT B


                                  SCHEDULE 13D
                             JOINT FILING AGREEMENT



       AGREEMENT dated as of December 21, 1998 between GDJ, Jr. Investments, Limited Partnership (the "Partnership"), GDJ, Jr. Investment Corporation (the "Corporation"), George D. Johnson, Jr. ("Mr. Johnson") and Daniel C. Breeden, Jr. ("Mr. Breeden").

       WHEREAS, pursuant to paragraph (f) of Rule 13d-1 promulgated under Subsection 13d(1) of the Securities Exchange Act of 1934, as amended (the "Act"), the parties hereto have decided to satisfy their filing obligations under the Act by a single joint filing;

       NOW, THEREFORE, the undersigned do hereby agree as follows:

       1. The Schedule 13D ("Schedule 13D") with respect to Rent-Way, Inc. to which this is attached as Exhibit B is filed on behalf of the Partnership, the Corporation, Mr. Johnson and Mr. Breeden (collectively, the "Filing Persons"). Each of the Filing Persons authorizes the Partnership to file the Schedule 13D on behalf of the Filing Persons.

       2. Each of the Partnership, the Corporation, Mr. Johnson and Mr. Breeden is responsible for the completeness and accuracy of the information concerning such person or entity contained therein; provided that each person or entity is not responsible for the completeness or accuracy of the information concerning any other person or entity making such filing.




                             Page 12 of 13 Pages
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       IN WITNESS WHEREOF, the undersigned hereunto set their hands as of the date first written above.


                                      GDJ, JR. INVESTMENTS, LIMITED PARTNERSHIP

                                      By: GDJ, Jr. Investment Corporation
                                          General Partner

                                      By: /s/ Daniel C. Breeden, Jr.
                                          -------------------------------------
                                          Daniel C. Breeden, Jr.
                                          President


                                          /s/ George D. Johnson, Jr.
                                          -------------------------------------
                                          George D. Johnson, Jr.


                                          /s/ Daniel C. Breeden, Jr.
                                          -------------------------------------
                                          Daniel C. Breeden, Jr.




                             Page 13 of 13 Pages